Exhibit 99.1


        AMIS Holdings, Inc. Reports Third Quarter 2006 Financial Results


             -- Record Revenue of $159.3 Million, Up 6% Sequentially


     POCATELLO, Idaho--(BUSINESS WIRE)--Oct. 26, 2006--AMIS Holdings, Inc. (NASDAQ:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported its financial results for the third quarter and nine months ended September 30, 2006.

     Financial Results

     Third quarter 2006 revenue was $159.3 million, an increase of six percent sequentially and 27 percent compared to the third quarter of 2005. Excluding $22.3 million of revenue in the third quarter from the Flextronics semiconductor business and $1.4 million from the acquisitions of the Starkey design center and the select businesses of NanoAmp, organic revenue was a record $135.6 million, up 11 percent year over year. Gross margin for the third quarter of 2006 was
43.8 percent, representing a decline of 140 basis points sequentially and 520 basis points year over year. The sequential decline in gross margin was driven primarily by an unfavorable product mix and some inventory-related charges.

     Operating margin was 9.6 percent in the third quarter of 2006, an increase of 50 basis points sequentially but a decrease of 420 basis points year over year. On a non-GAAP basis, operating margin for the third quarter of 2006 was
14.4 percent, down 70 basis points sequentially and 220 basis points year over year. The sequential decline in non-GAAP operating margin was driven by lower gross margin and lower sequential development revenues. Non-GAAP operating margin for the third quarter of 2006 and 2005 excludes amortization of acquisition-related intangibles and restructuring charges. In addition, the Company began expensing stock options in the first quarter of 2006, and third quarter 2006 non-GAAP operating income excludes approximately $2.0 million of stock-based compensation expense.

     Net income for third quarter 2006 was $8.6 million, or $0.10 per diluted share, compared to net income of $11.7 million or $0.13 per diluted share for the same period in 2005. Non-GAAP net income for third quarter 2006 was $14.6 million or $0.16 per diluted share, compared to $14.8 million or $0.17 per diluted share in third quarter 2005. Third quarter 2006 and 2005 non-GAAP net income exclude amortization of acquisition-related intangibles and restructuring charges, net of tax effects. Non-GAAP earnings per share for the third quarter of 2006 also excludes stock-based compensation expense of approximately $0.02 per diluted share.

     Revenue for the first nine months of 2006 was $448.6 million, an increase of 23 percent compared to the first nine months of 2005. Net income for the first nine months of 2006 was $25.4 million, or $0.28 per diluted share, compared to net income of $12.0 million, or $0.14 per diluted share, for the same period of 2005. Non-GAAP net income for the first nine months of 2006 was $44.5 million, or $0.50 per diluted share, compared to non-GAAP net income of $38.2 million or $0.43 per diluted share in the first nine months of 2005. Non-GAAP net income for the first nine months of 2006 and 2005 excludes the same items described above. Non-GAAP net income for the first nine months of 2005 also excludes charges related to debt refinancing activities in the first quarter 2005.

     "I am very pleased with our ability to deliver back-to-back quarters of record revenue," stated Christine King, chief executive officer. "In addition, our target markets remain healthy and new product introductions are on plan for the year. Although our third quarter margins were disappointing we are focused on generating greater margin leverage. Based on the margin improvement plans we have in place, I expect to see positive results in the fourth quarter. "

     The Company generated operating cash flow during the quarter of $25.2 million. Cash at the end of the quarter was $91.5 million, a sequential decrease of $17.0 million due primarily to payments for acquisitions during the quarter. Capital expenditures during third quarter 2006 were $12.9 million.

     In connection with the September 2006 preparation and filing of the Company's federal tax return for the year ended December 31, 2005, the Company discovered that it had provided incorrect amounts of income tax expense in its financial statements in 2005 and the first two quarters of 2006 due to a misapplication of federal tax rules applicable to transactions between the Company and its foreign subsidiaries. The problem first occurred in the fourth quarter of 2005. As a result, the Company determined it must restate its previously reported financial statements for 2005 and the first two quarters of 2006.

     The effect of this restatement in 2005 is to increase net income by approximately $1.1 million and increase earnings per share by $0.02 on a GAAP basis and $0.01 on a non-GAAP basis.

     For 2006, the restatement in first quarter will increase net income by approximately $0.1 million and GAAP diluted earnings per share by $0.01. However there will be no impact to non-GAAP diluted earnings per share. In the second quarter, net income will increase by approximately $0.1 million, with no impact on diluted earnings per share on a GAAP and non-GAAP basis.

     These restatements do not affect the income amounts reported for the three and nine months ended October 1, 2005. The restatements have no impact on previously reported net cash flow from operations in any period. The balance sheet at December 31, 2005 in this press release has been restated to reflect this change.

     Business Outlook

     "We expect that third quarter will represent the trough in our margins," said David Henry, senior vice president and chief financial officer. "Key operational initiatives are in place and management's main focus is on improving margin leverage on both a short-term and long-term basis. Some of the effects of these actions can be seen in our balance sheet, as days of inventory in the third quarter declined 8 days sequentially. Our guidance for the fourth quarter of 2006 is as follows:

     --   Revenue is expected to be flat sequentially;

     --   Gross margin is expected to increase 50 basis points sequentially;

     -- Non-GAAP operating margin is expected to increase by approximately 50 to 100 basis points sequentially;

     -- On a non-GAAP basis, our effective tax rate for the fourth quarter is expected to be 19 to 20 percent;

     -- Non-GAAP diluted earnings per share is expected to be approximately $0.17 to $0.18;

     -- Stock-based compensation expense is expected to decrease GAAP diluted earnings per share by approximately $0.02;

     -- Capital expenditures for the year are expected to remain at approximately eight percent of annual revenues."

     Conference Call and Webcast Information

     Christine King, CEO, along with David Henry, senior vice president and CFO, will host a conference call on October 26, 2006 at 5 p.m. ET, to discuss the Company's third quarter financial results and its updated business outlook. The web simulcast of this call will be available under the investor relations section of the Company's web site at http://www.amis.com. A webcast replay will be available at that same location until close of business November 9, 2006.

     About AMI Semiconductor

     AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

     Additional Information Regarding Non-GAAP Financial Measures

     Management presents the non-GAAP financial measures presented in this release because we use them as an additional measure of our operating performance and we believe that these excluded charges enhance comparability between current and prior periods. Please see the reconciliation of each of these non-GAAP financial measures to its closest GAAP financial measure in the financial statements that accompany this release. Non-GAAP net income and non-GAAP earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operations data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.

     Forward Looking Statements

     Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the expectation that margins will improve in the fourth quarter; expectation that third quarter represents the trough in margins; and guidance on fourth quarter 2006 revenue, gross margin, non-GAAP operating margin, effective tax rate, non-GAAP earnings per share, stock compensation expense and capital expenditures. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include failure to operate our manufacturing facilities on a cost-effective basis and in a manner that avoids manufacturing defects and unnecessary scrap, the availability of required capacity at our key subcontractors, manufacturing underutilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, competitive conditions in the semiconductor industry, failure to successfully integrate the recently-acquired Flextronics, Starkey and NanoAmp businesses, loss of key personnel, general economic and political uncertainty, conditions in the semiconductor industry, exchange rate and hedging risks and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.


                               AMIS Holdings, Inc.
                   Condensed Consolidated Statements of Income
                            (In Millions - Unaudited)

                          Three Months Ended
                          September 30, 2006

                                      Adjustments
                         --------------------------------------
                         Amortization
                              of
                         Acquisition Restructuring
                           Related        and        Stock
                          Intangible  Impairment   Compensation Non-
                   GAAP     Assets      Charges      Expense    GAAP
Revenue           $159.3          $-           $-           $- $159.3
Cost of revenue     89.5           -            -         (0.2)  89.3
                  ----------------------------------------------------
Gross profit        69.8           -            -         (0.2)  70.0

Operating
 expenses:
  Research &
   development      27.3           -            -         (0.8)  26.5
  Selling, general
   and
   administrative   21.5           -            -         (1.0)  20.5
  Amortization of
   acquisition-
   related
   intangibles       4.6        (4.6)           -            -    0.0
  Restructuring
   and impairment
   charges           1.1           -         (1.1)           -    0.0
                  ----------------------------------------------------
                    54.5        (4.6)        (1.1)        (1.8)  47.0

Operating income    15.3         4.6          1.1          2.0   23.0

Non-operating
 expenses, net       4.7           -            -            -    4.7

Income before
 income taxes       10.6         4.6          1.1          2.0   18.3
Provision for
 income taxes        2.0         0.7          0.4          0.6    3.7
                  ----------------------------------------------------
Net income          $8.6        $3.9         $0.7         $1.4  $14.6
                  ====================================================

Earnings per share
  Basic            $0.10       $0.04        $0.01        $0.02  $0.17
  Diluted          $0.10       $0.04        $0.01        $0.02  $0.16

Weighted average
 shares
  Basic             87.8        87.8         87.8         87.8   87.8
  Diluted           89.5        89.5         89.5         89.5   89.5

Key Ratios &
 Information:

Gross margin        43.8%                                        43.9%
Operating margin     9.6%                                        14.4%
                         --------------------------------------


                          Three Months Ended
                           October 1, 2005

                                      Adjustments
                         --------------------------------------
                         Amortization
                              of
                         Acquisition Restructuring
                           Related        and      In-process
                          Intangible  Impairment  Research and  Non-
                   GAAP     Assets      Charges    Development  GAAP

Revenue           $125.6          $-           $-           $- $125.6
Cost of revenue     64.0           -            -            -   64.0
                  ----------------------------------------------------
Gross profit        61.6           -            -            -   61.6

Operating
 expenses:
  Research &
   development      21.2           -            -            -   21.2
  Selling, general
   and
   administrative   19.6           -            -            -   19.6
  Amortization of
   acquisition-
   related
   intangibles       2.5        (2.5)           -            -      -
  In-process
   research and
   development       0.8           -            -         (0.8)     -
  Restructuring
   and impairment
   charges           0.2           -         (0.2)           -      -
                  ----------------------------------------------------
                    44.3        (2.5)        (0.2)        (0.8)  40.8

Operating income    17.3         2.5          0.2          0.8   20.8

Non-operating
 expenses, net       2.9           -            -            -    2.9

Income before
 income taxes       14.4         2.5          0.2          0.8   17.9
Provision for
 income taxes        2.7         0.3          0.1            -    3.1
                  ----------------------------------------------------
Net income         $11.7        $2.2         $0.1         $0.8  $14.8
                  ====================================================

Earnings per share
  Basic            $0.14       $0.03        $0.00        $0.01  $0.17
  Diluted          $0.13       $0.02        $0.00        $0.01  $0.17

Weighted average
 shares
  Basic             85.9        85.9         85.9         85.9   85.9
  Diluted           88.1        88.1         88.1         88.1   88.1

Key Ratios &
 Information:

Gross margin        49.0%                                        49.0%
Operating margin    13.8%                                        16.6%
                         --------------------------------------


                               AMIS Holdings, Inc.
                   Condensed Consolidated Statements of Income
                            (In Millions - Unaudited)

                          Nine Months Ended
                          September 30, 2006

                                      Adjustments
                         --------------------------------------
                         Amortization
                              of
                          AcquisitionRestructuring
                           Related        and        Stock
                          Intangible  Impairment   Compensation Non-
                   GAAP     Assets      Charges      Expense     GAAP

Revenue           $448.6          $-           $-           $- $448.6
Cost of revenue    247.7           -            -         (0.5) 247.2
                  ----------------------------------------------------
Gross profit       200.9           -            -         (0.5) 201.4

Operating
 expenses:
  Research &
   development      78.2           -            -         (2.4)  75.8
  Selling, general
   and
   administrative   61.9           -            -         (3.0)  58.9
  Amortization of
   acquisition-
   related
   intangibles      13.0       (13.0)           -            -      -
  Restructuring
   and impairment
   charges           5.9           -         (5.9)           -      -
                  ----------------------------------------------------
                   159.0       (13.0)        (5.9)        (5.4) 134.7

Operating income    41.9        13.0          5.9          5.9   66.7

Non-operating
 expenses, net      13.4           -            -            -   13.4

Income before
 income taxes       28.5        13.0          5.9          5.9   53.3
Provision for
 income taxes        3.1         1.8          2.1          1.8    8.8
                  ----------------------------------------------------
Net income         $25.4       $11.2         $3.8         $4.1  $44.5
                  ====================================================

Earnings per share
  Basic            $0.29       $0.13        $0.04        $0.05  $0.51
  Diluted          $0.28       $0.13        $0.04        $0.05  $0.50

Weighted average
 shares
  Basic             87.4        87.4         87.4         87.4   87.4
  Diluted           89.3        89.3         89.3         89.3   89.3

Key Ratios &
 Information:

Gross margin        44.8%                                        44.9%
Operating margin     9.3%                                        14.9%
                         --------------------------------------


                          Nine Months Ended
                           October 1, 2005

                                     Adjustments
                       ----------------------------------------
                                                      Costs
                                                     associated
                                                     with the
                                                     tender of
                       Amortizat-                     10 3/4%
                         ion of               In-    notes and
                        Acquisit- Restruct-process   write-off
                          ion     uring and Research    of
                         Related   Impair-    and    deferred
                        Intangible  ment    Develop- financing  Non-
                 GAAP     Assets   Charges   ment      costs    GAAP

Revenue         $364.0         $-       $-       $-         $- $364.0
Cost of revenue  188.4          -        -        -          -  188.4
                ------------------------------------------------------
Gross profit     175.6          -        -        -          -  175.6

Operating
 expenses:
 Research &
  development     63.9          -        -        -          -   63.9
 Selling,
  general and
  administrative  52.7          -        -        -          -   52.7
 Amortization of
  acquisition-
  related
  intangibles      4.9       (4.9)       -        -          -      -
 In-process
  research and
  development      0.8          -        -     (0.8)         -      -
 Restructuring
  and impairment
  charges          1.5          -     (1.5)       -          -      -
                ------------------------------------------------------
                 123.8       (4.9)    (1.5)    (0.8)         -  116.6

Operating income  51.8        4.9      1.5      0.8          -   59.0

Non-operating
 expenses, net    44.5          -        -        -      (34.7)   9.8

Income before
 income taxes      7.3        4.9      1.5      0.8       34.7   49.2
Provision
 (benefit) for
 income taxes     (4.7)       0.8      0.5      0.1       14.3   11.0
                ------------------------------------------------------
Net income       $12.0       $4.1     $1.0     $0.7      $20.4  $38.2
                ======================================================

Earnings per
 share
 Basic           $0.14      $0.05    $0.01    $0.01      $0.24  $0.45
 Diluted         $0.14      $0.05    $0.01    $0.01      $0.23  $0.43

Weighted average
 shares
 Basic            85.6       85.6     85.6     85.6       85.6   85.6
 Diluted          88.0       88.0     88.0     88.0       88.0   88.0

Key Ratios &
 Information:

Gross margin      48.2%                                          48.2%
Operating margin  14.2%                                          16.2%
                       ----------------------------------------


                               AMIS Holdings, Inc.
                      Condensed Consolidated Balance Sheets
                                  (In Millions)

                                                  September   December
                                                      30,        31,
                                                     2006      2005
                                                  (unaudited)
                                                  ----------- --------
Assets
--------------------------------------------------
Current assets:
 Cash and cash equivalents                             $91.5    $96.7
 Accounts receivable, net                              111.0     99.9
 Inventories                                            75.1     64.3
 Deferred tax assets                                     2.7      4.5
 Prepaid expenses and other current assets              34.5     31.7
                                                  ----------- --------
Total current assets                                   314.8    297.1

Property, plant and equipment, net                     205.1    203.8
Goodwill, net                                           87.3     72.6
Other intangibles, net                                 107.1     92.5
Deferred tax assets                                     54.8     51.4
Other long-term assets                                  18.8     23.4
                                                  ----------- --------

Total assets                                          $787.9   $740.8
                                                  =========== ========

Liabilities and Stockholders' Equity
Current liabilities:
 Current portion of long-term debt                      $3.2     $3.2
 Accounts payable                                       50.6     48.8
 Accrued expenses                                       53.0     62.7
 Foreign deferred tax liability                          1.7      2.7
 Income taxes payable                                    2.5      0.7
                                                  ----------- --------
Total current liabilities                              111.0    118.1

Long-term debt, less current portion                   312.3    314.7
Other long-term liabilities                              5.4      8.2
                                                  ----------- --------
Total liabilities                                      428.7    441.0

Stockholder's equity:
Common stock                                             0.9      0.9
Additional paid-in capital                             551.5    534.4
Accumulated deficit                                   (223.5)  (248.9)
Deferred stock-based compensation                          -     (0.2)
Accumulated other comprehensive income                  30.3     13.6
                                                  ----------- --------
Total stockholders' equity                             359.2    299.8

Total liabilities and stockholders' equity            $787.9   $740.8
                                                  =========== ========


                               AMIS Holdings, Inc.
                 Condensed Consolidated Statements of Cash Flows
                                  (In Millions)

                               Nine Months Ended:
                                             -------------------------
                                             September 30, October 1,
                                                 2006         2005
                                              (unaudited)  (unaudited)
                                             ------------- -----------

Cash flows from operating activities
Net income                                          $25.4       $12.0
 Adjustments to reconcile net income to net
  cash provided by (used in):
  Depreciation and amortization                      50.4        39.7
  Amortization of deferred financing costs            0.6         0.6
  Stock-based compensation expense                    5.9         0.2
  Write-off of deferred financing costs               0.1         6.7
  In-process research and development                   -         0.8
  Benefit from deferred income taxes                 (2.4)      (10.0)
  Loss on disposition of property, plant and
   equipment                                          0.4           -
  Noncash impact of change in value of
   derivative                                        (2.0)          -
  Changes in operating assets and
   liabilities:
   Accounts receivable                               (7.8)       (9.9)
   Inventories                                       (6.1)       (7.4)
   Prepaid expenses and other assets                 (4.2)       (2.3)
   Accounts payable and other accrued
    expenses                                         (7.8)      (14.9)
                                             ------------- -----------
Net cash provided by operating activities            52.5        15.5
Cash flows from investing activities
 Purchases of property, plant and equipment         (30.5)      (20.4)
 Change in restricted cash                              -        (1.2)
 Change in other assets                              (4.1)       (2.2)
 Purchase of businesses                             (27.0)     (136.5)
                                             ------------- -----------
Net cash used in investing activities               (61.6)     (160.3)
Cash flows from financing activities
 Payments on long-term debt                          (2.4)     (254.8)
 Proceeds from bank borrowings                          -       320.0
 Deferred financing costs                            (0.1)       (4.5)
     Proceeds from derivative                         0.7        (0.1)
 Proceeds from exercise of stock options              2.6         3.6
                                             ------------- -----------
Net cash provided by financing activities             0.8        64.2

Effect of exchange rate changes on cash and
 cash equivalents                                     3.1        (7.3)
                                             ------------- -----------
Net (decrease) in cash and cash equivalents          (5.2)      (87.9)
Cash and cash equivalents at beginning of
 period                                              96.7       161.7
                                             ------------- -----------
Cash and cash equivalents at end of period          $91.5       $73.8
                                             ============= ===========


    CONTACT: AMI Semiconductor
             Wade Olsen, 208-234-6045 (Investor Relations) wade_olsen@amis.com
             Tamera Drake, 208-234-6890 (Media Relations) tamera_drake@amis.com